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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the inclusion in the Report on Form 8-K under the Securities Exchange Act of 1934 of Price Legacy Corporation of the reports of Squire & Company, PC dated August 16, 2002 on the Historical Summary of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001.

/s/ Squire & Company, PC Squire & Company, PC Orem, Utah September 3, 2002

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INDEPENDENT AUDITORS' CONSENT